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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                   QT 5, INC.
             (Exact name of registrant as specified in its charter)

                    Delaware                                 72-7148906
(State or other jurisdiction of incorporation or         (I.R.S. Employer
organization)                                             Identification No.)

       5655 Lindero Canyon Road, Suite 120
              Westlake Village, CA                           91362
    (Address of principal executive offices)               (Zip Code)


                        2003 Incentive Equity Stock Plan
                            (Full title of the plan)

                                Timothy J. Owens
                       5655 Lindero Canyon Road, Suite 120
                           Westlake Village, CA 91362

                     (Name and address of agent for service)

                                 (818) 338-1510
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED        REGISTERED(1)           SHARE(2)              PRICE(2)         REGISTRATION FEE
                                                                                                 (3)
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock                 5,000,000               $.20               $1,000,000             $80.90
----------------------- --------------------- -------------------- --------------------- --------------------

(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the stock option plan described herein as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock.

(2) Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on April 21, 2003, as reported on the OTC Electronic Bulletin Board.

(3) Calculated pursuant to General Instruction E on Form S-8.


                                       1
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                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.           PLAN INFORMATION

         Not Applicable

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in
Part I of this Registration Statement will be sent or given to eligible employees as specified by Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents are hereby incorporated by reference into this Registration Statement:

                  (a) The Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, filed by the Registrant with the Securities and Exchange Commission (the "Commission") on April 15, 2003, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

                  (b) The description of the common stock, par value $0.001 per share ("Common Stock"), of the Registrant contained in the Registrant's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description and the Registrant's Definitive Information Statement filed with the Commission on July 12, 2001, under Section 14 (c) of the Exchange Act.

                  (c) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.


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         Not Applicable

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Certificate of Incorporation provides that the Registrant shall indemnify its officers and directors to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("DGCL").

                  Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agent in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

                  In addition, the Registrant's Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102 of the DGCL.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable

ITEM 8.           EXHIBITS.

                  5.0      Opinion and Consent from Richardson & Patel, LLP
                  10.1     The 2003 Incentive Equity Stock Plan
                  23.1     Consent of Corbin & Company, LLP
                  23.2     Consent of Spicer, Jeffries & Co.
                  23.3     Consent of Richardson & Patel, LLP (included in
                           Exhibit 5.0)


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ITEM 9.           UNDERTAKINGS

             The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)     To include any prospectus required by Section 10(a)
                          (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


ITEM 8.           EXHIBITS.

                  5.0      Opinion and Consent from Richardson & Patel, LLP
                  10.1     The 2003 Incentive Equity Stock Plan
                  23.1     Consent of Corbin & Company, LLP
                  23.2     Consent of Spicer, Jeffries & Co.
                  23.3     Consent of Richardson & Patel, LLP (included in
                           Exhibit 5.0)


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, State of California, on this 21st day of April, 2003.

                                            QT 5, INC.



                                  By: /s/ Timothy J. Owens
                                     ------------------------------------------
                                      Timothy J. Owens, Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:



Dated:  April 21, 2003      /s/ Timothy J. Owens
                           -------------------------------------
                           Timothy J. Owens, Director
                           and Chief Executive Officer



Dated:  April 21, 2003      /s/ Steve Reder
                          --------------------------------------
                           Steve Reder, Director


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